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                                                                      EXHIBIT 23


                          CMC SECURITIES CORPORATION IV
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-47912) of CMC Securities Corporation IV pertaining to the issuance of a maximum $2 billion aggregate principal balance of collateralized mortgage obligations and in the related prospectus and prospectus supplements of our report dated February 4, 1999, with respect to the financial statements of CMC Securities Corporation IV included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                              ERNST & YOUNG LLP




Dallas, Texas
February 4, 1999